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                                                                    Exhibit 1.01


                                TERMS AGREEMENT



                                             January 5, 1998



Commercial Credit Company
300 St. Paul Place
Baltimore, Maryland 21202

Attention: Chief Financial Officer

Dear Sirs:

          We understand that Commercial Credit Company, a Delaware corporation (the "Company"), proposes to issue and sell $300,000,000 aggregate principal amount of its debt securities (the "Securities").
Subject to the terms and conditions set forth herein or incorporated by reference herein, we, as underwriters (the "Underwriters"), offer to purchase, severally and not jointly, the principal amount of Securities set forth opposite our respective names on the list attached hereto at 99.362% of the principal amount thereof, plus accrued interest from January 1, 1998 to the date of payment and delivery. The Closing Date shall be January 8, 1998, at 8:30 A.M. at the offices of the Company, 388 Greenwich Street, 20th Floor, New York, New York 10013.

          The Securities shall have the following terms:

     Title:              6-1/4% Notes due January 1, 2008
     Maturity:           January 1, 2008
     Interest Rate:      6-1/4% per annum
     Interest Payment
            Dates:       January 1 and July 1, commencing July 1, 1998
     Initial Price to
            Public:      99.962% of the principal amount thereof, plus accrued
                         interest from January 1, 1998 to the date of payment
                         and delivery
     Redemption
       Provisions:       The Securities are not redeemable by the Company prior
                         to maturity.


     Additional terms:   The Regular Record Dates are December 15 and June
                         15.  The



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                         Securities shall be issuable as Registered Securities
                         only. The Securities will be initially represented by one or more global Securities registered in the name of The Depository Trust Company ("DTC") or its nominee. Beneficial interests in the Securities will be shown on, and transfers thereof will be effected only through, records maintained by DTC and its participants. Owners of beneficial interests in Securities will be entitled to physical delivery of Securities in certificated form only under the limited circumstances described in the Company's Prospectus Supplement dated January 5, 1998. Principal and interest on the Securities shall be payable in United States dollars. The provisions of Section 403 of the Indenture relating to defeasance shall apply to the Securities.

          All the provisions contained in the document entitled "Commercial Credit Company-Debt Securities-Underwriting Agreement Basic Provisions" and dated November 28, 1989 (the "Basic Provisions"), a copy of which you have previously received, are, except as indicated below, herein incorporated by reference in their entirety and shall be deemed to be a part of this Terms Agreement to the same extent as if the Basic Provisions had been set forth in full herein. Terms defined in the Basic Provisions are used herein as therein defined.

          Basic Provisions varied with respect to this Terms Agreement: (a) Immediately prior to the first parenthesis in the fourth sentence of the first paragraph, add the following: ", as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental thereto"; (b) In the first line of Section 2(a), delete "(33-28723)", and insert in lieu thereof "(333-28847)", and any reference in the Basic Provisions to a registration statement shall be deemed to be a reference to such registration statement on Form S-3; and (c) In the fifth line of the third paragraph of Section 3, delete the phrase "New York Clearinghouse (next day)" and insert in lieu thereof "federal or other same day".

          The Underwriters hereby agree in connection with the underwriting of the Securities to comply with the

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requirements set forth in any applicable sections of Rule 2720 of the Conduct
Rules of the National Association of Securities Dealers, Inc.

          A. Keith McClung, Jr., Esq., Vice President, General Counsel, Consumer Financial Services of the Company, is counsel to the Company. Dewey Ballantine is counsel to the Underwriters.

          The Securities will be made available for checking and packaging at the designated office of Citibank, N.A. at least 24 hours prior to the Closing Date.

          Please accept this offer no later than 9:00 o'clock P.M. on January 5, 1998, by signing a copy of this Terms Agreement in the space set forth below and returning the signed copy to us, or by sending us a written acceptance in the following form:

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          "We hereby accept your offer, set forth in the Terms Agreement, dated
January 5, 1998, to purchase the Securities on the terms set forth therein."

                         Very truly yours,

                         SALOMON BROTHERS INC
                         BEAR, STEARNS & CO. INC.
                         CHASE SECURITIES INC.
                         DONALDSON, LUFKIN & JENRETTE
                           SECURITIES CORPORATION
                         PAINEWEBBER INCORPORATED
                         ABN AMRO CHICAGO CORPORATION
                         BANCAMERICA ROBERTSON STEPHENS

                         By: SALOMON BROTHERS INC

                         By: /s/ Craig R. Stine
                             -------------------------
                             Name: Craig R. Stine
                             Title: Director



ACCEPTED:

COMMERCIAL CREDIT COMPANY

By: /s/ Robert Matza
    -------------------------
    Name:  Robert Matza
    Title: Vice President
           and Treasurer


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                                                            Principal
Underwriter                                                 Amount
-----------                                                 ----------






Salomon Brothers Inc .....................................  $50,000,000
Bear, Stearns & Co. Inc. .................................  $50,000,000
Chase Securities Inc. ....................................  $50,000,000
Donaldson, Lufkin & Jenrette
  Securities Corporation .................................  $50,000,000
PaineWebber Incorporated .................................  $50,000,000
ABN AMRO Chicago Corporation .............................  $25,000,000
BancAmerica Robertson Stephens ...........................  $25,000,000

     Total ............................................... $300,000,000
                                                           ------------
                                                           ------------


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